UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       The Securities Exchange Act of 1934

Check  the  appropriate  box:
[X]  Preliminary  Information  Statement
[ ]  Confidential,  for  Use  of  the  Commission  Only (as permitted by Rule
     14c-5(d)(2)
[ ]  Definitive  Information  Statement


                                   ARBOR, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required
[ ]  Fee  computed  on  table  below per Exchange Act Rules 14c-5(g) and 0-11
     (1)  Title  of  each  class  of  securities  to  which transaction applies:
     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed  maximum  aggregate  value  of  transaction:
     (5)  Total  fee  paid:
[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
     (1)  Amount  Previously  Paid:
     (2)  Form,  Schedule  or  Registration  Statement  No.:
     (3)  Filing  Party:
     (4)  Date  Filed:


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                                   ARBOR, INC.
                         2642 COLLINS AVENUE, SUITE 305
                           MIAMI BEACH, FLORIDA 33140

                              INFORMATION STATEMENT
                                FEBRUARY 25, 2004



     The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of manufacturing and processing granite in the People's Republic of China, including granite slabs, cladding and ornamental pieces.

     This information statement is being first sent to stockholders on or about _____________, 2004. The Company anticipates that the amendment will become effective on or about _____________, 2004, twenty (20) days after mailing.


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement ("Information Statement") is being mailed or otherwise furnished to stockholders of ARBOR, INC., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve the following actions:

     1. To amend the Articles of Incorporation to change, among other things, the name of the Company to CHINA GRANITE CORPORATION (the "Amendment");
     2.   To  adopt  a  stock  option  plan  (the  "Stock  Option  Plan");  and
     3.   To  amend  and  restate  the  bylaws  (the  "Bylaws")  of the Company.

In addition, the Board of Directors also approved the following actions:

     1. To expand the size of the Board of Directors to five (5) members and elect the following persons to the Board of Directors: Dong Chen, Juan Chen, and Piguo Man.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 3, 2004 (the "Record Date"). This Information Statement will be first mailed on or about ______________, 2004 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were 8,998,000 outstanding shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

     The Board of Directors sets the numbers of directors, as long as it is between one (1) and nine (9), and is empowered to fill any vacancies created by resignation or newly created board seats. An amendment to the Articles of Incorporation and the adoption of a stock option plan require a majority of the votes cast either at the annual meeting or by written consent. An Action by Majority Written Consent of the Stockholders of the Company owning approximately 52% of the outstanding voting securities of the Company voted for the Amendment, the Stock Option Plan and the Bylaws. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.

ELECTION  OF  DIRECTORS

     The Company's bylaws provide that the Board of Directors shall consist of a number of directors determined by the Board of Directors but not less than one or more than nine. The Board of Directors has recently increased the number of Directors to five. The following three persons have received the unanimous consent of the Board of Directors to serve on the Board of Directors and to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified:

     NAME          AGE    POSITION
     Dong Chen     43     President and Director
     Juan Chen     49     Vice General Manager and Director
     Piguo Man     44     Manager and Director

     Dong Chen, 43: Mr. Chen has served as the President of the Company since the reorganization on February 5, 2004. Prior to the reorganization, from June 2001 until joining the Company, Mr. Chen served as the Chief Executive Officer of Yantai Maple Leaf Beverage Company Ltd., a company that bottles and distributes bottled water in the People's Republic of China. From 1997 until May 2001, Mr. Chen was the Vice President of Marketing for China New Hope Electronic Development Co., which manufactured and sold digital videodisc players. Mr. Chen received a degree in Business Administration from Jilin Normal University in the People's Republic of China.

     Juan Chen, 49: Ms. Chen has been a Vice General Manager of the Company since the reorganization on February 5, 2004. Prior to the reorganization, from March 2003 until joining the Company, Ms. Juan was General Manager of Laizhou Jia Sheng Stone Company. From January 2002 until February 2003, Ms. Chen was the Director of Operations of Yanbian Airblower Factory. From June 2000 until December 2001, Ms. Chen was the Head of Mining at Jilin Huadian City San Dao Ling Gold Mine in Jilin, China. From 1998 until May 2000, Ms. Chen was the General Manager of Jilin Ocean Hotel in Jilin, China. Ms. Chen did not attend any post-secondary schools.

     Piguo Man, 44: Mr. Man has been a Manager of the Company since the reorganization on February 5, 2004. Prior to the reorganization, from March 2003 until joining the Company, Mr. Man was Vice General Manager of Laizhou Jia Sheng Stone Company. From November 2002 until February 2003, Mr. Man served as the General Manager of the Laizhou Science and Technology Bureau, which consulted with agriculture and stone processing companies. From August 1998 until October 2002, Mr. Man served as the General Manager of the Laizhou Science and Technology Development Company. Mr. Man did not attend any post-secondary schools.

NAME  CHANGE  OF  THE  COMPANY

     The Board of Directors has determined that it would be in the best interests of the Company to change the name of the Company from ARBOR, INC. to CHINA GRANITE CORPORATION to reflect its current business of mining and processing granite.

     On February 5, 2004, the Company completed a reorganization whereby the Company acquired one hundred percent (100%) of the issued and outstanding common stock of China Laizhou Bay Mining International Company ("Laizhou") in consideration for which the Company issued to the Laizhou's shareholders Five

Million (5,000,000) shares of its common stock, in a tax-free reorganization pursuant to Section 368(a)(1)(B) of the United States Internal Revenue Code, as amended. In addition, Costas Takkas, the principal Company stockholder, transferred Three Million Five Hundred Thousand (3,500,000) shares of his common stock to certain Laizhou shareholders. Pursuant to the reorganization, the Company will change its name to reflect the change in its business purpose.

ADOPTION OF AMENDED AND RESTATED BYLAWS

     The Board of Directors and the holders of a majority of the issued and outstanding common stock have determined that it would be in the best interests of the Company to adopt amended and restated bylaws. The purpose of amending and restating the bylaws was to adopt bylaws that were more reflective of bylaws of a public corporation.

ADOPTION  OF  THE  2004  STOCK  OPTION  PLAN

     The Board of Directors and the holders of a majority of the issued and outstanding common stock have determined that it would be in the best interests of the Company to adopt a stock option plan. The purpose of the plan is to (i) encourage selected officers and key employees to accept or continue employment with the Company or its Affiliates; and (ii) increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company.

CERTAIN  QUESTIONS  AND  ANSWERS

Q:   WHAT  AM  I  BEING  ASKED  TO  APPROVE?
A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. The Board of Directors has approved of the Bylaws and Dong Chen, Juan Chen, and Piguo Man as members of the Board of Directors. Holders of voting control of a majority of the issued and outstanding common stock have voted in favor of amending the Company's Articles of Incorporation to change the Company's name to China Granite Corporation, adopting the Stock Option Plan and amending the Bylaws.

Q:   WHY  IS  THE  COMPANY  FILING  THIS  INFORMATION  STATEMENT?

A: The Company is filing this Information Statement to inform you the Board of Directors has consented to the amended and restated Bylaws and the election of the three above named persons to serve as members of the Board of Directors of the Company and that the holders of voting control of a majority of the issued and outstanding common stock of the Company have amended the Company's Articles of Incorporation to change the Company's name, amended the Bylaws to reflect bylaws of a indicative of a public company and adopted the Stock Option Plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-----------------------------------------------

     The Company has fixed the close of business on February 3, 2004 as the Record Date for the determination of the common stockholders entitled to notice of the actions by written consent.

     At the Record Date, the Company had issued and outstanding 8,998,000 shares of common stock. The consenting stockholders held, as of the Record Date, voting control over 52% of the issued and outstanding shares of common stock. This consent is therefore sufficient, without any further action, to provide the necessary stockholder approval of the adoption of the Stock Option Plan, amendment to the Articles of Incorporation and amendment to the Bylaws.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

     The following table sets forth information about the beneficial ownership of the Company's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of the Company's common stock; (ii) each of the Company's Directors; and
(iii)  all  Directors  and  executive  officers  as  a  group.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at the Record Date was 8,998,000. The number of shares set forth below includes 5,000,000 shares issued by the Company and the transfer of 3,500,000 shares from Costas Takkas to certain Laizhou shareholders in the reorganization on February 5, 2004 after the Record Date, making the total number of outstanding shares of common stock 13,998,000.

NAME AND ADDRESS OF BENEFICIAL                    SHARES BENEFICIALLY
OWNER (1)                                                OWNED          % OF CLASS OWNED
Dong Chen                                                     698,396               4.99%
Juan Chen                                                     667,268               4.67%
Piguo Man                                                     403,074               2.88%
Costas Takkas                                              525,000 (2)              3.75%
Stephen Spoonamore                                         113,000 (3)                **
Camilla Maz                                                    54,500                 **
Michael Miller                                              90,000 (4)                **
Officers and Directors as a group (nine persons)            2,541,238              16.29%

     (1) Unless otherwise stated, the address of all persons in the table is c/o China Granite Corporation, 2642 Collins Avenue, Suite 305, Miami Beach, Florida 33140.
     (2) Shares beneficially owned by Mr. Takkas include options to purchase up to 75,000 shares of the Company's common stock that may be exercised in whole or in part within 60 days of February 6, 2004.

     (3) Shares beneficially owned by Mr. Spoonamore include options to purchase up to 75,000 shares of the Company's common stock that may be exercised in whole or in part within 60 days of February 6, 2004.
     (4) Shares beneficially owned by Mr. Miller include options to purchase up to 75,000 shares of the Company's common stock that may be exercised in whole or in part within 60 days of February 6, 2004. Mr. Miller is the beneficial owner of 15,000 shares of the Company's common stock since he owns 50% of Candide Ivestments Ltd. which owns 30,000 shares of the Company's common stock.
     **  Indicates  less  than  1%

     Our Board of Directors has established an Audit Committee, a Strategic Committee and a Compensation Committee. The Audit Committee of our Board of Directors is responsible for the selection and approving the compensation of the independent auditors, providing independent, objective oversight of our financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The current members of the Audit Committee are Dong Chen, Costas Takkas and Stephen Spoonamore. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries, bonus awards and benefits for officers and key employees. The Committee also administers our stock option plan. The current members of the Compensation Committee are Juan Chen, Costas Takkas and Piguo Man. The Strategic Committee reviews and makes recommendations to our Board of Directors concerning business strategy for marketing, production, sales and distribution. The current members of the Strategic Committee are Dong Chen, Juan Chen and Stephen Spoonamore.

DIRECTOR  COMPENSATION

     We do not pay directors fees or other cash compensation for services rendered as a director; however, we do reimburse our directors for expenses incurred in connection with attending board meetings, and have the ability to issue directors stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's common stock, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based on a review of the Corporation's records, management believes that all filing requirements applicable to the Corporation's officers, directors and holders of more than 10% of the Corporation's common stock were complied with during the 2003 fiscal year, except that: with respect to Mr. Miller, a Form 3 was filed late; with respect to Ms. Maz a Form 3 was filed late, with respect to Mr. Stephen Spoonamore a Form 3 has yet to be filed, and; with respect to Mr. Costas Takkas a Form 4 was filed late concerning the purchase of shares.

                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

     Section 78.335 of the Nevada Revised Statutes provides, unless provided in the articles of incorporation or the bylaws, that any newly created directorships resulting from an increase in the number of authorized number of directors elected by all of the stockholders having a the right to vote as a single class may be filled by a majority of the directors then in office. The Company's bylaws specifically permit the Board to fill any newly created directorships. The Board of Directors, acting by unanimous written consent, has approved the appointment of the new three directors to the Board of Directors. No stockholder votes are required or necessary to approve this filling of newly created directorships of the Company.

     Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. Stockholders of the Company owning a majority in excess of 52% of the voting power of the Company's issued and outstanding common stock, have executed and approved the Stockholders approval of the Amendment, the Stock Option Plan and the Bylaws (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to approve this foregoing.


     The securities that would have been entitled to vote if a meeting was required to be held to effect the change to the Board of Directors consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on February 3, 2004.

                                     ITEM 2.
                                     -------

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY


     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 may be obtained by written request to: China Granite Corporation, 2642 Collins Avenue, Suite 305, Miami Beach, Florida 33140,
Attention:  Corporate  Secretary.

     The date of this information statement is _______________, 2004. This Information Statement is first being sent or given to stockholders of the Company on or about _______________, 2004.


                                     ITEM 3.
                                     -------

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of the directors, executive officers, and nominee for election as a director, has a personal interest, directly or indirectly, by security holdings or otherwise, in the proposed change in the members of the Board of Directors, which is not shared by all other stockholders.


                             ADDITIONAL INFORMATION
                             ----------------------

     Additional information concerning the Company, including its annual and quarterly reports on Forms 10K-SB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.
    ------------

                                         Dated:  February 25, 2004
                                         By:     Arbor, Inc.

                                         /s/  Dong Chen
                                         ------------------------
                                         Dong Chen, President